CONSENT OF INDEPENDENT ACCOUNTANTS
We hereby consent to the incorporation by reference, into the Prospectuses and Statements of Additional Information constituting part of Post-Effective Amendment No. 74 to the Registration Statement on Form N-1A of Fidelity Investment Trust: Fidelity Canada Fund, Fidelity Diversified International Fund, Fidelity Emerging Markets Funds, Fidelity Europe Fund, Fidelity International Growth & Income Fund, Fidelity International Value Fund, Fidelity Japan Fund, Fidelity Overseas Fund, Fidelity Pacific Basin Fund, and Fidelity Worldwide Fund, of our reports dated December 16, 1997 on the financial statements and financial highlights included in the October 31, 1997 Annual Reports to Shareholders of the aforementioned funds.
We further consent to the references to our Firm under the headings "Financial Highlights" in the Prospectuses and "Auditor" in the Statements of Additional Information.
/s/COOPERS & LYBRAND L.L.P.
COOPERS & LYBRAND L.L.P.
Boston, Massachusetts
December 24, 1997